UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

October 4, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on our Current Report on Form 8-K filed on February 21, 2023, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), and an institutional investor (the “Holder”) entered into that certain Securities Purchase Agreement, dated as of February 21, 2023 (the “Securities Purchase Agreement”) and the Company issued to the Holder a senior secured convertible note, as amended (the “Note”) and warrant to purchase 3,377,099 shares of common stock of the Company (the “Warrant” and together with the Securities Purchase Agreement and the Note, the “Note Documents”). For the full description of the Note Documents, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on February 21, 2023.

On October 4, 2023, the investor elected to convert a total of $2,063,816 of principal, $136,444 of interest, $330,039 of premium, and $1,016,228 of cash true up pursuant to the Note into 937,157 shares of common stock of the Company at a conversion price of $2.70 per share.

On October 5, 2023, the investor elected to convert a total of $210,732 of principal and $31,610 of premium pursuant to the Note into 150,000 shares of common stock of the Company at a conversion price of $1.62 per share.

On October 9, 2023, the investor elected to convert a total of $73,046 of principal and $12,600 of premium pursuant to the Note into 95,000 shares of common stock of the Company at a conversion price of $0.88 per share.

The shares of common stock that have been and may be issued under the Note Documents are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The Company filed a Form D with the SEC on or about March 3, 2023.

Also, on October 5, 2023, pursuant to the Common Stock Purchase Agreement with Tumim Capital dated November 8, 2022, the Company requested a draw-down and issued shares of common stock and received gross proceeds as follows: 39,000 shares of common stock to Tumim for gross proceeds of $76,449. No general solicitation was used, and a commission of 8% of the total gross proceeds was paid to Benchmark Investments, Inc. pursuant to the Underwriting Agreement between the Company and Kingswood Capital Markets, a division of Benchmark Investments, Inc., f/k/a EF Hutton, dated February 16, 2021. The Company relied on the exemptions from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, in connection with the sales. A Form D was filed with the SEC on November 21, 2022.

Item 8.01 Other Events.

On October 10, 2023, the Company made a press release announcing the conversion of select vineyards to organic cultivation. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Also on October 10, 2023, the Company posted an article on its website. The full text of the article is furnished hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated October 10, 2023
99.2	Article dated October 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of October 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO